FOR IMMEDIATE RELEASE

TRIPLECROWN ENTERS INTO COMMON STOCK PURCHASE AGREEMENTS

VICTORY PARK CAPITAL ADVISORS AGREES TO PURCHASE TRIPLECROWN
COMMON STOCK FROM THIRD PARTIES IN PRIVATE TRANSACTIONS

JACKSON, WYOMING, October 19, 2009 – Triplecrown Acquisition Corp. (“Triplecrown”) (NYSE AMEX: TCW, TCW.U, TCW.WS) announced today that it has entered into agreements to purchase an aggregate of approximately 3.9 million of the shares of its common stock sold in its initial public offering (“IPO”) in privately negotiated transactions for an aggregate purchase price of approximately $38.5 million from 8 stockholders who otherwise intended to vote against the previously announced proposed business combination between Triplecrown and Cullen Agricultural Technologies, Inc. (“Cullen Agritech”) described in its proxy statement/prospectus dated October 13, 2009.  Pursuant to such agreements, the holders have agreed to give Triplecrown’s management proxies to vote their shares in favor of the merger proposal, which will revoke prior proxies voted against the proposal.  It is expected that further such agreements will be entered into prior to the special meeting of stockholders on similar terms.   The closing of such purchases will be effected upon the closing of the business combination and will be paid for with funds that are presently in Triplecrown’s trust account.

Triplecrown also announced that it has entered into an agreement with Victory Park Capital Advisors, LLC (“Victory Park”) pursuant to which funds managed by Victory Park or other purchasers acceptable to Victory Park and Triplecrown will use their reasonable best efforts to purchase up to an aggregate of 15.2 million shares of Triplecrown’s common stock from third parties in private transactions.  Pursuant to the agreement, Triplecrown will pay Victory Park a fee of 1.0% of the value of all Triplecrown shares purchased by Victory Park from third parties up to $50 million, 0.8% of the value of all Triplecrown shares purchased by Victory Park from third parties from between $50 million to $100 million and 0.5% of the value of all Triplecrown shares purchased by Victory Park from third parties above $100 million.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Cullen Agritech’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Triplecrown’s and Cullen Agritech’s expectations with respect to future performance, anticipated financial impacts of the merger and related transactions; approval of the merger and related transactions by stockholders; the satisfaction of the closing conditions to the merger and related transactions; and the timing of the completion of the merger and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the control of Triplecrown and Cullen Agritech and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, general economic conditions or legislative and regulatory changes. Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or warrantholder approvals, or the failure of other closing conditions.

Not a Proxy Statement

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Triplecrown, Cullen Agricultural Holding Corp. or Cullen Agritech, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.